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         [LETTER HEAD OF WARSHAW BURSTEIN COHEN SCHLESINGER & KUH, LLP]


                                                                   EXHIBIT (5)



Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

        Re:  Lazare Kaplan International Inc.
             Registration Statement on Form S-2
             File No. 333-14227
             ----------------------------------

Dear Sir or Madam:

     We have acted as counsel to Lazare Kaplan International Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-2, File No. 333-14227, filed with the Securities and Exchange Commission on October 16, 1996, amended this date, together with the exhibits and schedules thereto (the "Registration Statement"), relating to the public offering (including the underwriters' over-allotment option) of 2,530,000 shares of the common stock, par value $1.00, of the Company (the "Common Stock"). This opinion is being delivered to you pursuant to Item 601(b)(5) of Regulation S-K.

     In the preparation of our opinion, we have examined (i) the Registration Statement, (ii) the Certificate of Incorporation, as amended to date, of the Company, (iii) the Bylaws, as amended to date, of the Company, and (iv) the records of corporate proceedings of





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Securities and Exchange
   Commission
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the Company. We have also examined copies of such documents, corporate records, certificates of public officials and other instruments, and have conducted such other investigations of fact, as we have deemed necessary or advisable for purposes of our opinion.

     In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, and the authenticity of the originals of all such latter documents.

     Based upon the foregoing, we are of the opinion that the Common Stock is duly authorized and, when issued and paid for under the terms and conditions set forth in the Registration Statement, will be legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and we further consent to the reference made to us under the caption "Legal Matters" in the Registration Statement and the Prospectus included therein.

     A member of our firm is a director of the Company.

                                            Sincerely yours,

                                            WARSHAW BURSTEIN COHEN
                                              SCHLESINGER & KUH, LLP

                                            By: /s/ Warshaw Burstein Cohen
                                                Schlesinger & Kuh. LLP

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